UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report: February 15, 2008
(Date of Earliest Event Reported)

ENERGY KING, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27454

Nevada	20-3161375
(State of Incorporation)	(I.R.S. Employer Identification No.)

4455 Lamont Street, Suite 3, San Diego, CA (Address of Principal Executive Offices)	92109 (ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 272-6000

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2008, Board of Directors and the majority of shareholders of Buckeye Ventures, Inc. passed a resolution amending Article I of the Company's Articles of Incorporation, to change the name of the Company from Buckeye Ventures, Inc. to Energy King, Inc. (the "Company). The amendment became effective on February 15, 2008.
Item 8.01 Other Events

On February 25, 2008, the Company issued a press release announcing the name change. The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
3.1	Amendment to the Company's Article of Incorporation, filed herewith.
99.1	Press release issued by the Company on February 25, 2008, filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 25, 2008

Energy King, Inc.
By: Larry Weinstein, Secretary
/s/ Larry Weinstein

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